EXHIBIT 2.2




KOST LEVARY & FORER
   A MEMBER OF
ERNST & YOUNG INTERNATIONAL


                        CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Comet Software International Ltd.
- ---------------------------------


        We consent to the incorporation of our report, dated April 8, 1996, relating to the balance sheets of Comet Software International Ltd. as of December 31, 1995 and December 31, 1994, and the related statements of income, changes in shareholders' equity and cash flows for the years then ended in the annual report on Form 20-F of Comet Software International Ltd.


                                                /s/ KOST, LEVARY and FORER

Tel-Aviv, Israel                                KOST, LEVARY and FORER
June 28, 1996                                   Certified Public Accountants
                                                (Israel)